# PROMISSORY NOTE

$3,500,000.00 Tampa,
Florida

Effective Date: August __, 2013

**FOR VALUE RECEIVED, PANACHE DISTILLERY, LLC,** a Florida limited liability company (the **"Borrower"**), hereby promises to pay to the order **of DOUGLAS JOINT VENTURE, V3 JOINT VENTURE, LLC and EMPIRE JOINT VENTURE,** their respective successors and/or assigns (jointly, the **"Lender"**), at the following address: 3021 Countryside Boulevard, Apartment 34-A, Clearwater, FL 33761, or such other place as Lender shall designate in writing from time to time, the principal sum of Three Million Five Hundred Thousand and 00/100 Dollars ($3,500,000.00) (the **"Loan"**), together with interest thereon from the Effective Date through the maturity of this obligation, whether by acceleration or otherwise, as hereinafter provided. Principal and interest hereunder shall be payable without offset or demand in lawful money of the United States of America at the address of Lender specified above or at such other place as Lender may designate in writing.

1. **INTEREST RATE**. Interest shall be charged on the outstanding principal balance from the date hereof until the full amount of principal due hereunder has been paid at the rate of six percent (6%) per annum. All interest shall be computed daily on the outstanding principal balance of this Note and on the basis of the actual number of days elapsed, as if each calendar year consisted of 360 days. .

2. **PAYMENT TERMS**. Principal and interest shall be due and payable as follows: :

   a. Interest accruing on the unpaid principal balance of this Note at the interest rate set forth herein shall be due and payable semi-annually, commencing on March 1, 2014 and continuing on the first (1st) day of each September and March, through and including March 1, 2016.

   b. On August ___, 2016 (the "Maturity Date"), Borrower shall pay to Lender the entire remaining unpaid principal balance of the Loan, together with all interest which has accrued thereon.

3. **APPLICATION OF PAYMENTS**. Except as otherwise specified herein, each payment or prepayment, if any, made under this Note shall be applied to pay late charges, accrued and unpaid interest, principal, escrows (if any), and any other fees, costs and expenses which Borrower is obligated to pay under this Note, in such order as Lender may elect from time to time in its sole discretion.

4. **TAXES.** Borrower agrees to pay all Florida Documentary Stamp Taxes and Intangible Taxes in the amount assessed by the State of Florida. Documentary stamp taxes in the amount required by Florida law have been paid and evidence of such payment noted on the Mortgage (as hereinafter defined).

5. **COSTS OF COLLECTION, ATTORNEYS FEES AND EXPENSES.** The Borrower and all persons who are or may become liable on this Note agree, jointly and severally, to pay all

costs of collection, including reasonable attorney fees, paralegal fees, law clerk fees and other legal costs and expenses, in the event any payment of principal and/or interest required herein is not paid when due, whether suit be brought or not, and whether through courts of original jurisdiction, courts of appellate jurisdiction or through a bankruptcy court or other legal proceedings.

6. **SECURITY AGREEMENT.** The repayment of the indebtedness evidenced by this Promissory Note is secured by a Mortgage and Security Agreement and Fixture Filing, as amended from time to time ("Mortgage") and other security documents ("Other Loan Documents") that encumber that certain real and personal property described therein. At such time that the amounts and obligations due under this Note and that are secured by the Mortgage and Other Loan Documents are paid in full, Lender shall release the Mortgage and the Other Loan Dcoumentst from the encumbered property.

7. **LATE CHARGE**. In the event that any installment of principal or interest required to be made by Borrower under this Note shall not be received by Lender within ten (10) days after its due date, Borrower shall pay to Lender, on demand, a late charge of Two Hundred Fifty and 00/100 Dollars ($250.00). The foregoing right is in addition to, and not in limitation of, any other rights which Lender may have upon Borrower's failure to make timely payment of any amount due hereunder.

8. **PREPAYMENT**. Borrower may pre-pay this note at any time without a pre-payment penalty.

9. **EVENTS OF DEFAULT**. In the event (a) Borrower fails to make any payment of principal or interest within fifteen (15) days after the same is due under the terms of this Note, or (b) any other Event of Default shall occur under the terms of the Mortgage (as hereinafter defined) or the Loan Agreement, or any other Loan Document (subject to applicable notice and cure periods, if any), then and in any such event the entire principal indebtedness evidenced by this Note, together with all accrued interest and any other sums payable by Borrower to Lender under the terms of this Note or the other Loan Documents, shall become due and payable in full without notice or demand, at the option of Lender. Failure to exercise this option shall not constitute a waiver of the right to exercise the same at any other time. Notwithstanding anything in this Note to the contrary, upon any such default, the outstanding principal balance of this Note, together with all accrued interest and any other sums payable by Borrower to Lender under the terms of this Note or the other Loan Documents, shall bear interest at the rate of twelve percent (12%) per annum.

10. **REMEDIES**. Upon the occurrence of an Event of Default exists, Lender may exercise any right, power or remedy permitted by law or as set forth herein including, without limitation, the right to declare the entire unpaid principal amount hereof and all interest accrued hereon, to be, and such principal, interest and other sums shall thereupon become, immediately due and payable. The remedies of Lender as provided herein and in the other Loan Documents shall be cumulative and concurrent, and may be pursued singly, successively or together, at the sole discretion of Lender, and may be exercised as often as occasion therefore shall arise. No act of omission or commission of Lender, including specifically any failure to exercise any right,

remedy or recourse, shall be effective as a waiver thereof unless it is set forth in a written document executed by Lender and then only to the extent specifically recited therein. A waiver or release with reference to one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to any subsequent event. All parties liable for the payment of this Note agree to pay Lender its reasonable attorneys' and legal assistants' fees for the services and expenses of counsel employed after maturity or default to collect this Note (including any appeals relating to such enforcement proceedings), or to protect or enforce the security for this Note, whether or not suit be brought.

11. **MISCELLANEOUS**.

11.1. **No Usurious Amounts**. Notwithstanding any provision of this Note, or the other Loan Documents, or any combination, to the contrary, the parties intend that no provision of this Note, or the other Loan Documents be interpreted, construed, applied, or enforced so as to permit or require the payment or collection of interest in excess of the highest rate of interest permitted to be paid or collected by the laws of the State of Florida, or by federal law in the event that federal law preempts Florida law with respect to this transaction (the "**Maximum Permitted Rate**"). If, however, any such provision is so interpreted, construed, applied, or enforced, then the parties intend: (i) that such provision automatically shall be deemed reformed nunc pro tunc so as to require payment only of interest at the Maximum Permitted Rate; and (ii) if interest payments in excess of such Maximum Permitted Rate have been received, that the amount of such excess shall be deemed credited nunc pro tunc in reduction of the then outstanding principal amount of this obligation, together with interest at such Maximum Permitted Rate. In connection with all calculations to determine the Maximum Permitted Rate, the parties intend: first, that all charges, including any late charges, be excluded to the extent they are properly excludable under the usury laws of the State of Florida or the United States of America, as they from time to time are determined to apply to this obligation; and, second, that all charges that may be "spread" in the manner provided by Section 687.03(3), Florida Statutes , or any similar successor law, be spread in the manner provided by such statute.

11.2 **No Waiver**. Any delay by the Holder hereof in exercising any power or right hereunder shall not operate as a waiver thereof, nor shall the exercise of any single or partial right hereunder create any other or further exercise thereof or exercise of any other power or right, nor shall the Holder hereof be liable for exercising or failing to exercise any such power or right. The rights, remedies and benefits herein specified are cumulative and not exclusive of any rights, remedies or benefits which the Holder hereof otherwise may have. Borrower and all sureties, endorsers and guarantors of this Note hereby (a) waive demand, presentment for payment, notice of nonpayment, protest, notice of protest and all other notice, filing of suit and diligence in collecting this Note, in enforcing any security rights or in proceeding against any security for this Note; (b) agree to any substitution, exchange, addition or release of any security for this Note or the addition or release of any party or person primarily or secondarily liable hereon; (c) agree that Lender shall not be required first to institute any suit, or to exhaust any other remedies against Borrower or any other person or entity that is or may become liable hereunder, or against any security for this Note, in order to enforce payment of this Note; (d) consent to any extension, rearrangement, renewal or postponement of time of payment of this Note and to any other indulgency with respect hereto without notice, consent or consideration to any of the foregoing;

and (e) agree that, notwithstanding the occurrence of any of the foregoing (except the express written release by Lender or any such person), they shall be and remain jointly and severally, directly and primarily, liable for all sums due under this Note and the other Loan Documents (except as may be otherwise specifically provided in any guarantee agreement relating to this Note).

11.3. **Partial Invalidity**. The invalidity or unenforceability of any one or more provisions of this Note shall not render any other provision invalid or unenforceable. In lieu of any invalid or unenforceable provision, there shall be added automatically a valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible.

11.4. **Binding Effect**. The covenants, conditions, waivers, releases and agreements contained in this Note shall bind, and the benefits thereof shall inure to, the parties hereto and their respective heirs, executors, administrators, successors and assigns; provided, however, that this Note cannot be assigned by Borrower without the prior written consent of Lender, and any such assignment or attempted assignment by Borrower shall be void and of no effect with respect to Lender.

11.5. **Modifications**. This Note may not be supplemented, extended, modified or terminated except by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification or discharge is sought.

11.6. **Jurisdiction**. Lender and Borrower hereby consent that any action or proceeding against it be commenced and maintained in a court within the State of Florida, County of Hillsborough by service of process on Lender or Borrower.

11.7. **Notices**. All notices and communications under this Note shall be in writing and shall be given by either (a) hand-delivery, (b) first class mail (postage prepaid), or (c) reliable overnight commercial courier (charges prepaid), to the addresses listed in the Mortgage. Notice shall be deemed to have been given and received: (i) if by hand delivery, upon delivery; (ii) if by mail, three (3) calendar days after the date first deposited in the United States mail; and (iii) if by overnight courier, on the date scheduled for delivery. A party may change its address by giving written notice to the other party as specified herein.

11.8 **Sale of Note.** This Note or a partial interest in this Note (together with the Mortgage and other loan documents related thereto) can be sold one or more times without prior notice to the Borrower.

11.9. **Governing Law**. This Note shall be governed by and construed in accordance with the substantive laws of the State of Florida without reference to conflict of laws principles.

11.10 **Jury Trial Waiver. BORROWER, BY ITS EXECUTION HEREOF, AND LENDER, BY ITS ACCEPTANCE HEREOF, AGREE THAT NONE OF BORROWER, LENDER, OR ANY GUARANTOR OF THE INDEBTEDNESS EVIDENCED HEREBY, NOR ANY PERSON OR ENTITY CLAIMING BY, THROUGH OR UNDER ANY OF**

**THEM WILL SEEK A JURY TRIAL IN ANY LEGAL ACTION OR PROCEEDING, WHETHER IN LAW OR IN EQUITY, THAT IS BASED UPON OR RELATED TO (i) THIS NOTE, (ii) THE MORTGAGE, (iii) ANY OTHER DOCUMENT EVIDENCING AND/OR SECURING THE INDEBTEDNESS EVIDENCED HEREBY, OR ANY RELATED INSTRUMENT OR AGREEMENT, (iv) ANY COLLATERAL FOR THE PAYMENT HEREOF, OR (v) ANY DEALINGS OR RELATIONSHIP BETWEEN LENDER AND BORROWER, OR BETWEEN LENDER AND ANY SUCH GUARANTOR, IN CONNECTION WITH ANY OF THE FOREGOING; OR WILL SEEK TO CONSOLIDATE ANY SUCH ACTION OR PROCEEDING IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION OR PROCEEDING IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED. BORROWER ACKNOWLEDGES THAT THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCUSSED AND ARE UNDERSTOOD BY BORROWER, AND THAT BORROWER AND LENDER HAVE AGREED TO THESE PROVISIONS THROUGH BARGAINING AT ARM'S LENGTH AND IN GOOD FAITH, WITHOUT COERCION OR DURESS.**

**IN WITNESS WHEREOF**, Borrower, intending to be legally bound, has duly executed and delivered this Note as of the day and year first above written.

**"BORROWER"**

**PANACHE DISTILLERY, LLC,** a
Florida limited liability company

By: Panache Beverages Inc., a Florida corporation, its sole Managing Member

By: ______________________
Bill Gerhauser, its authorized signatory

Borrower's Address:

40 W 23rd Street, 2nd Fl
New York, NY 10010

[Acknowledgment on Following Page]

STATE OF Florida )
COUNTY OF Hillsborough )

The foregoing instrument was acknowledged before me this ____ day of August, 2013, by Bill Gerhauser, in his capacity as authorized signatory of Panache Beverage Inc., a Florida corporation, in its capacity as the sole Managing Member of **PANACHE DISTILLERY, LLC, a Florida limited liability company,** on behalf of the corporation and the company. He [ ] is personally known to me or [✓] produced FL Driver's License as identification.

NOTARY PUBLIC [Signature Above]
Print Name:____________________
(NOTARIAL SEAL) State of ____________________
My Commission Expires: ____________________

NOTARY PUBLIC STATE OF FLORIDA
PATRICIA D. GRAFFY
MY COMMISSION # DD 975106
EXPIRES: May 13, 2014
Bonded Thru Budget Notary Services